Exhibit 99.2

Investor Update	Issue Date: January 21, 2016

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the financial and operational outlook for the Company for first-quarter and full-year 2016.

First-Quarter and Full-Year 2016 Outlook	Estimated 1Q 2016			Estimated FY 2016
Consolidated Capacity Year-Over-Year Change Higher/(Lower)	1.5%	—	2.5%	1.5%		—	2.5%

Pre-Tax Margin[1]	8.0%	—	10.0%

Revenue
Consolidated PRASM (¢/ASM)	12.18	—	11.92
Year-Over-Year Change Higher/(Lower)	(6.0%)	—	(8.0%)
Cargo and Other Revenue ($M)	$1,200	—	$1,300

Non-Fuel Operating Expense
Consolidated CASM Excluding Fuel, Profit Sharing & Third-Party Business Expenses[1] (¢/ASM)	10.18	—	10.28	9.59		—	9.68
Year-Over-Year Change Higher/(Lower)	0.5%	—	1.5%	0.5%		—	1.5%
Third-Party Business Expenses[2] ($M)	$75	—	$85	$310		—	$330
Aircraft Rent ($M)	$170	—	$175	$685		—	$695
Depreciation and Amortization ($M)	$475	—	$480	$1,910		—	$1,920
Profit Sharing ($M)	$95	—	$125

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)		~905				~3,950
Fuel Price Excluding Hedges (Price per Gallon)[3]	$1.17	—	$1.22	$1.19		—	$1.24
Operating Cash-Settled Hedge Loss (Price per Gallon)		$0.16				$0.06
Fuel Price Including Operating Cash-Settled Hedges (Price per Gallon)[3,4]	$1.33	—	$1.38	$1.25		—	$1.30
Non-Operating Cash-Settled Hedge Loss (Price per Gallon)[3,5]		$0.01				$0.00
Fuel Price Including All Cash-Settled Hedges (Price per Gallon)[3,6]	$1.34	—	$1.39	$1.25		—	$1.30

Non-Operating Expense[7] ($M)	$130	—	$160	$525		—	$575

Effective Income Tax Rate		~37%				~37%

Gross Capital Expenditures[8] ($M)	$650	—	$670	$2,700		—	$2,900

Debt and Capital Lease Payments ($M)		$260				$1,315

Pension ($M)
Expense					~$	175
Cash contribution					~$	400

Diluted Share Count[9] (M)		364				364

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expenses are recorded in other revenue
3.	Fuel price including taxes and fees
4.	This price per gallon corresponds to fuel expense in the income statement
5.	This price per gallon corresponds to the impact of non-operating hedges that appear in non-operating expense in the income statement
6.	This price per gallon corresponds to the total economic cost of the Company’s fuel consumption including all cash-settled hedges but does not directly correspond to fuel expense in the income statement
7.	The Company excludes the non-cash impact of fuel hedges from its non-operating expense guidance and Non-GAAP earnings
8.	Capital expenditures include net purchase deposits and exclude fully reimbursable capital projects
9.	Diluted share count is approximately equal to basic share count

Passenger Revenue: The Company expects the decline in first-quarter 2016 passenger revenue to be driven primarily by a strong U.S. dollar, lower surcharges, travel reductions from customers impacted by declining oil prices and softening domestic and international yields.

Non-Fuel Expense: The guidance provided in the table above excludes the impact of labor agreements pending ratification as of January 21, 2016. The costs associated with the ratification of the pilot and technician agreements would increase non-fuel unit cost by approximately 2.5 points in both the first-quarter and full-year 2016 versus the prior year.

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Fuel Expense: Based on the January 14, 2016 fuel forward curve, the Company expects a total first-quarter 2016 hedge loss of approximately $155 million, which is a combination of operating and non-operating cash-settled hedge loss in the table above and will be included in the Company’s first-quarter 2016 Non-GAAP earnings. The first-quarter 2016 hedge loss that is included in fuel expense is approximately $0.16 per gallon or approximately $145 million.

Non-Operating Expense: These estimates include cash-settled hedge losses of approximately $0.01 per gallon, or approximately $10 million, in the first quarter of 2016, based on the January 14, 2016 fuel forward curve.

Capital Expenditures: This guidance includes the impact of pre-delivery payments associated with the Company’s aircraft order of 40 new 737-700 aircraft, to be delivered starting mid-2017.

Taxes: The Company expects a tax rate of approximately 37% for the first-quarter and full-year 2016. However, there will be no material cash taxes as United’s net operating loss carryforwards of approximately $8 billion are projected to largely offset cash income taxes for the next several years.

Profit Sharing: For 2016, the Company will pay approximately 9.7% of total adjusted earnings as profit sharing to employees for adjusted earnings up to a 6.9% adjusted pre-tax margin and approximately 15.0% for any adjusted earnings above that amount. Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. These estimates are consistent with the current labor agreements and do not include any changes to profit sharing proposed in contracts currently up for ratification. Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $12 million through the first quarter of 2016.

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First-Quarter and Full-Year 2016 Capacity

	Estimated 1Q 2016			Year-Over-Year % Change Higher/(Lower)			Estimated FY 2016			Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	24,669	—	24,910	2.4%	—	3.4%
Atlantic	9,639	—	9,738	(2.4%)	—	(1.4%)
Pacific	9,778	—	9,877	(1.3%)	—	(0.3%)
Latin America	7,006	—	7,069	12.1%	—	13.1%
Total Mainline Capacity	51,092	—	51,594	1.9%	—	2.9%
Regional	7,035	—	7,107	(1.5%)	—	(0.5%)
Consolidated Capacity
Domestic	31,374	—	31,684	1.5%	—	2.5%	138,299	—	139,669	1.0%	—	2.0%
International	26,753	—	27,017	1.5%	—	2.5%	115,453	—	116,583	2.1%	—	3.1%
Total Consolidated Capacity	58,127	—	58,701	1.5%	—	2.5%	253,752	—	256,252	1.5%	—	2.5%

Fuel Price Sensitivity

As of January 14, 2016, the Company had hedged 30% of its projected fuel requirements for first-quarter 2016 and 17% for full-year 2016. The Company uses a variety of hedges including collars and swaps on aircraft fuel and Brent crude oil. Below current price levels the company will participate in 85% and 98% of lower prices for first-quarter and full-year 2016, respectively.

The table below outlines the Company’s estimated cash hedge impacts at various price points based on the January 14, 2016 fuel forward curve, where Brent spot price was $31.03 per barrel and rest of year average forward price is $33.87 per barrel. With the current portfolio, hedge gains/losses are recognized in both Fuel Expense and Non-Operating Expense.

Fuel Scenarios*	Cash Hedge Impact	1Q16	2Q16	3Q16	4Q16
		forecast	forecast	forecast	forecast
+40%	Commodity Price Increase/(Decrease)** ($/gal)	0.36	0.38	0.41	0.42
	Hedge Gain/(Loss) ($/gal)	(0.14)	(0.03)	(0.01)	(0.01)

+30%	Commodity Price Increase/(Decrease)** ($/gal)	0.27	0.28	0.30	0.32
	Hedge Gain/(Loss) ($/gal)	(0.14)	(0.04)	(0.02)	(0.02)

+20%	Commodity Price Increase/(Decrease)** ($/gal)	0.18	0.19	0.20	0.21
	Hedge Gain/(Loss) ($/gal)	(0.15)	(0.04)	(0.03)	(0.03)

+10%	Commodity Price Increase/(Decrease)** ($/gal)	0.09	0.09	0.10	0.11
	Hedge Gain/(Loss) ($/gal)	(0.16)	(0.04)	(0.03)	(0.03)

Current	Commodity Price Increase/(Decrease)** ($/gal)	0.00	0.00	0.00	0.00
Forward Curve	Hedge Gain/(Loss) ($/gal)	(0.17)	(0.04)	(0.03)	(0.03)

(10%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.09)	(0.09)	(0.10)	(0.11)
	Hedge Gain/(Loss) ($/gal)	(0.18)	(0.04)	(0.03)	(0.03)

(20%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.18)	(0.19)	(0.20)	(0.21)
	Hedge Gain/(Loss) ($/gal)	(0.18)	(0.04)	(0.03)	(0.03)

(30%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.27)	(0.28)	(0.30)	(0.32)
	Hedge Gain/(Loss) ($/gal)	(0.19)	(0.04)	(0.03)	(0.03)

(40%)	Commodity Price Increase/(Decrease)** ($/gal)	(0.36)	(0.38)	(0.41)	(0.42)
	Hedge Gain/(Loss) ($/gal)	(0.20)	(0.04)	(0.03)	(0.03)

*	Projected fuel scenarios represent hypothetical fuel forward curves parallel to the baseline January 14, 2016 fuel forward curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points, assuming equal magnitude change across all hedged commodities
**	Change in United’s realized fuel price is not equal to the change in commodity prices due to timing and purchasing patterns

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Company Outlook

Fleet Plan

As of January 21, 2016, the Company’s fleet plan was as follows:

	YE 2015	YE 2016	FY Δ
B747-400	22	20	(2)
B777-200/300	74	75	1
B787-8/9	25	30	5
B767-300/400	51	51	—
B757-200/300	81	77	(4)
B737-700/800/900	310	324	14
A319/A320	152	161	9

Total Mainline Aircraft	715	738	23

	YE 2015	YE 2016	FY Δ
Q400	13	—	(13)
Q300	5	5	—
Q200	16	16	—
Embraer ERJ 145	199	183	(16)
Embraer ERJ 135	5	5	—
CRJ200	50	50	—
CRJ700	115	90	(25)
Embraer 170	38	38	—
Embraer E175	83	123	40

Total Regional Aircraft	524	510	(14)

GAAP to Non-GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. In addition, UAL believes that excluding non-cash (gains)/losses on fuel derivative contracts from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

	Estimated 1Q 2016			Estimated FY 2016
Consolidated CASM Excluding Profit Sharing & Special Charges (a) (b)	12.37	—	12.47	11.65	—	11.74
Less: Third-Party Business Expenses	0.13	—	0.13	0.12	—	0.12

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	12.24	—	12.34	11.53	—	11.62
Less: Fuel Expense (c)	2.06	—	2.06	1.94	—	1.94

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	10.18	—	10.28	9.59	—	9.68

	Estimated 1Q 2016			Estimated FY 2016
Non-operating Expense ($M)
Non-operating expense	$125	—	$155	$530	—	$580
Exclude: hedge program adjustments (d)	(5)	—	(5)	5	—	5
Exclude: other special items	0	—	0	0	—	0

Non-operating expense, adjusted (b)	$130	—	$160	$525	—	$575

(a)	Operating expense per ASM – CASM excludes special charges and profit sharing, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.
(d)	Hedge program adjustments consist of excluding MTM (gains) and losses from fuel derivative contracts settling in future periods and adding back prior period gains and losses on fuel contracts settled in the current period. The purpose of hedge program adjustments is to adjust GAAP fuel derivative contract (gains) / losses to a cash-settled amount.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; our CEO’s health prognosis and return from medical leave; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

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